Exhibit 10.1
NINTH AMENDMENT

TO

EIGHTH AMENDED AND RESTATED LOAN AGREEMENT

THIS NINTH AMENDMENT TO EIGHTH AMENDED AND RESTATED LOAN AGREEMENT (the "Amendment") made and entered into as of the 22 day of November, 2006 (the “Dated Date”), but with an Effective Date as defined hereinafter, by and among DIRECT GENERAL FINANCIAL SERVICES, INC., a Tennessee corporation whose address is 1281 Murfreesboro Road, Nashville, Tennessee 37217 (f/k/a Direct Financial Services, Inc.) ("DGFS"), DIRECT GENERAL PREMIUM FINANCE COMPANY, a Tennessee corporation whose address is 1281 Murfreesboro Road, Nashville, Tennessee 37217 ("DGPFC"; DGFS and DGPFC may be referred to hereinafter either individually or collectively as "Borrower"), DIRECT GENERAL CORPORATION, a Tennessee corporation (formerly known as Direct Corporation) ("DGC"), DIRECT GENERAL INSURANCE AGENCY, INC., a Tennessee corporation, DIRECT GENERAL INSURANCE AGENCY, INC., an Arkansas corporation, DIRECT GENERAL INSURANCE AGENCY, INC., a Mississippi corporation, DIRECT GENERAL INSURANCE AGENCY OF LOUISIANA, INC., a Louisiana corporation, DIRECT GENERAL AGENCY OF KENTUCKY, INC., a Kentucky corporation, DIRECT ADJUSTING COMPANY, INC., a Tennessee corporation, DIRECT ADMINISTRATION, INC., a Tennessee corporation, DIRECT GENERAL INSURANCE AGENCY, INC., a Texas corporation, DIRECT GENERAL CONSUMER PRODUCTS, INC., a Tennessee corporation, FIRST TENNESSEE BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the statutes of the United States of America, with offices at 165 Madison Avenue, Memphis, Tennessee 38103 (in its agency capacity being herein referred to as "Agent," and in its individual capacity as "FTBNA"), for itself and as agent for the other Banks hereinafter named, CAPITAL ONE, N.A. (successor by merger to Hibernia National Bank), a national banking association organized and existing under the laws of the United States of America, with offices at 440 Third Street, Baton Rouge, Louisiana 70801 ("Capital One"), U.S. BANK NATIONAL ASSOCIATION, a national banking association (f/k/a U.S. Bank, N. A., which was f/k/a Mercantile Bank National Association) with offices located at 150 4th Avenue N., Nashville, Tennessee 37219 ("U.S. Bank"), CAROLINA FIRST BANK, a state bank formed under the laws of the State of South Carolina with offices located at 104 S. Main, Greenville, South Carolina 29601 ("Carolina First"), JPMORGAN CHASE BANK, N.A. (successor by merger to Bank One, NA (Main Office Chicago) a national banking association with offices located at 451 Florida Street, Mail Code LA2-2714, Baton Rouge, Louisiana 70801 ("JPMorgan"), REGIONS BANK, an Alabama state banking association with offices located at 417 N. 20th Street, Birmingham, Alabama 35203 ("Regions"), NATIONAL CITY BANK OF KENTUCKY, a national banking association with offices located at 101 S. Fifth Street, 37th Floor, Louisville, Kentucky 40202 ("National City Bank"), FIFTH THIRD BANK, N.A. (Tennessee), a national banking association organized and existing under the laws of the United States of America, with offices located at 810 Crescent Centre Drive, Suite 160, Franklin, Tennessee 37067 ("Fifth Third"), and MIDFIRST BANK, a national banking association with offices located at 501 N.W. Grand Boulevard, Oklahoma City, Oklahoma 73118 ("MidFirst") (FTBNA, Capital One, U.S. Bank, Carolina First, JPMorgan, and Regions collectively, the "Original Banks") (the Original Banks, National City Bank, Fifth Third and MidFirst collectively the "Banks," and each individually, a "Bank").

Recitals of Fact

Pursuant to that certain Eighth Amended and Restated Loan Agreement dated as of October 31, 2002 (the "Original Loan Agreement") among the Original Banks, DGFS and the other parties named therein, the Original Banks agreed to make loans and advances to DGFS on a revolving credit basis in an aggregate amount not to exceed One Hundred Fifteen Million Dollars ($115,000,000.00), evidenced by individual revolving credit notes to each Bank for the respective Facility Commitments set out in the Original Loan Agreement, each with a termination date of June 30, 2004 (collectively, the "October 2002 Notes").

Pursuant to that certain First Amendment to Eighth Amended and Restated Loan Agreement dated as of March 31, 2003 (the "First Amendment") among the Original Banks, DGFS and the other parties named therein, the Facility Commitment for Regions was increased to a maximum principal amount of Twenty-Five Million Dollars ($25,000,000.00), and the total Commitment of the Original Banks was increased to a maximum aggregate principal amount of One Hundred Twenty-Five Million Dollars ($125,000,000.00).

Pursuant to that certain Second Amendment to Eighth Amended and Restated Loan Agreement dated as of May 28, 2003 (the "Second Amendment") among the Original Banks, National City Bank, DGFS and the other parties named therein, the Facility Commitment for Carolina First was increased to a maximum principal amount of Fifteen Million Dollars ($15,000,000.00); the Facility Commitment for Bank One was increased to a maximum principal amount of Thirty-Five Million Dollars ($35,000,000.00); National City Bank was added as a Bank with a Facility Commitment of a maximum principal amount of Fifteen Million Dollars ($15,000,000.00); and the total Commitment of the Banks was increased to a maximum aggregate principal amount of One Hundred Sixty Million Dollars ($160,000,000.00).

Pursuant to that certain Third Amendment to Eighth Amended and Restated Loan Agreement dated as of June 30, 2003 (the "Third Amendment"") among the Banks, DGFS and the other parties named therein, the Facility Commitment for Hibernia (now known as Capital One) was increased to a maximum principal amount of Twenty Million Dollars ($20,000,000.00); the Facility Commitment for U.S. Bank was increased to a maximum principal amount of Thirty Million Dollars ($30,000,000.00); Fifth Third was added as a Bank with a Facility Commitment of a maximum principal amount of Ten Million Dollars ($10,000,000.00); and the total Commitment of the Banks was increased to a maximum aggregate principal amount of One Hundred Eighty Million Dollars ($180,000,000.00).

Pursuant to that certain Fourth Amendment to Eighth Amended and Restated Loan Agreement, dated on or about July 17, 2003 (the "Fourth Amendment") among the Banks, DGFS and the other parties named therein, the Loan Agreement was modified to allow DGC to pay dividends after the closing of its initial public offering of stock.

Pursuant to that certain Fifth Amendment to Eighth Amended and Restated Loan Agreement, dated as of November 26, 2003 (the "Fifth Amendment") among the Banks, DGFS and the other parties named therein, the Facility Commitment for FTBNA was increased to a maximum principal amount of Forty Million Dollars ($40,000,000.00), the total Commitment of the Banks was increased to a maximum aggregate principal amount of One Hundred Ninety Million Dollars ($190,000,000.00), and other modifications were made to the Loan Agreement.

Pursuant to that certain Sixth Amendment to Eighth Amended and Restated Loan Agreement, dated as of June 30, 2004 (the "Sixth Amendment"), among the Banks, DGFS, DGPFC and other parties named therein, DGPFC was added as a Borrower under the Banks' respective Facility Commitments, DGPFC was added as a party to the Loan Agreement, the Seventh Amended and Restated Security Agreement as defined therein, and to other documents evidencing or securing the Loan (the Loan Agreement and all security documents collectively referred to as the "Security Documents"), the Banks extended the maturity date of the Loan to June 30, 2007, and other modifications were made to the Loan Agreement, the Seventh Amended and Restated Security Agreement defined therein and certain other loan and security documents.

Pursuant to that certain Seventh Amendment to Eighth Amended and Restated Loan Agreement dated as of December 3, 2004 (the "Seventh Amendment"), DGFS and DGPFC obtained a Swing Line Loan up to an amount of Thirty Million Dollars ($30,000,000.00) from FTBNA as part of the credit facilities governed by the Loan Agreement.

Pursuant to that certain Eighth Amendment to Eighth Amended and Restated Loan Agreement dated as of June 30, 2006 (the “Eighth Amendment;” the Original Loan Agreement, as amended hereby, and by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Sixth Amendment, and the Seventh Amendment, referred to hereinafter as the "Loan Agreement"), the Banks agreed to extend the Loan Termination Date for their Facility Commitments, provide for future increases in certain of the Facility Commitments, admitted MidFirst Bank as a Bank hereunder, and made other modifications of the Loan Agreement, all as set forth in the Eighth Amendment.

The Banks have been asked to enter into a further amendment of the Loan Agreement in connection with the proposed Merger Transaction and the Bear Stearns Facilities (as such terms are defined in Section II below). The Banks have agreed to do so, provided that this Amendment shall only become effective on the Effective Date (as defined below).

NOW, THEREFORE, in consideration of the premises as set forth in the Recitals of Fact, the mutual covenants and agreements hereinafter set out, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed by the parties as follows:

Agreements

SECTION I - GENERAL TERMS

    1.  All capitalized terms used and not defined herein shall have the meaning ascribed to them in the Loan Agreement.

    2.  To induce the Banks to enter into this Amendment, the Borrower does hereby absolutely and unconditionally, certify, represent and warrant to the Banks, and covenant and agree with the Banks, that:

    (a)  All representations and warranties made by the Borrower in the Loan Agreement, as amended hereby; in the Seventh Amended and Restated Security Agreement dated as of October 31, 2002, as thereafter amended from time to time, between the Borrower and Agent (the "Security Agreement"); and in all other loan documents (all of which are herein sometimes called the "Loan Documents"), are true, correct and complete in all material respects as of the date of this Amendment.

    (b)  As of the date hereof and with the execution of this Amendment, there are no existing events, circumstances or conditions which constitute, or would, with the giving of notice, lapse of time, or both, constitute Events of Default.

    (c)  There are no existing offsets, defenses or counterclaims to the obligations of the Borrowers as set forth in the New Notes, the Security Agreement, the Loan Agreement, or in any other Loan Document executed by the Borrower, in connection with the Loan.

    (d)  Neither Borrower has any existing claim for damages against the Banks arising out of or related to the Loan; and, if and to the extent (if any) that the Borrowers or any of them have or may have any such existing claim (whether known or unknown), the Borrower do each hereby forever release and discharge, in all respects, the Banks with respect to such claim.

    (e)  The Loan Documents, as amended by this Amendment, are valid, genuine, enforceable in accordance with their respective terms, and in full force and effect.

SECTION II -- LOAN AGREEMENT AMENDMENTS

    1.  The following definitions shall be added to Section 1.1 of the Loan Agreement in alphabetical order:

    (a)  “Bear Stearns Facilities” means, collectively, (i) the term loan facility in an aggregate original principal amount equal to $75,000,000, (ii) the revolving credit facility in an amount of $20,000,000, and (iii) any additional “incremental facility” borrowings up to $20,000,000, which facilities, in the case of clauses (i) and (ii) above, are contemplated to be entered into substantially simultaneously with the Merger Transaction among DGC and a group of lenders led by Bear Stearns Corporate Lending Inc. as Agent, in each case as amended, restated or otherwise modified or refinanced from time to time (such amendment, restatement, modification or refinancing to be made in compliance with the terms of the Intercreditor Agreement as hereinafter defined).

    (b)  “Bear Stearns Term Sheet” means the draft Bear Stearns Term Sheet dated November 22, 2006.

    (c)  “Holdings” means Elara Holdings, Inc., a Delaware corporation.

    (d)  “Intercreditor Agreement” means the Intercreditor Agreement, dated as of the Effective Date, between the Agent and the collateral agent in respect of the Bear Stearns Facilities, as amended, restated, supplemented or otherwise modified from time to time.

    (e)  “Merger Transaction” means the merger of Elara Merger Corporation, a wholly owned subsidiary of Elara Holdings, Inc., into Direct General Corporation, which is expected to occur substantially simultaneously with the closing of the Bear Stearns Facilities.

    (f)  “Pledge and Security Agreement” shall mean the Seventh Amended and Restated Pledge and Security Agreement dated as of October 31, 2002, as amended, from DGC as pledgor for the benefit of the Banks.

    (f) “Trust Preferred Facility” means the Trust Preferred Securities guaranteed by DGC in the aggregate original principal amount of $30,000,000.

    2.  The definition of "Effective Date," in Section 1.1 of the Loan Agreement, is hereby deleted in its entirety and the following is inserted in lieu thereof:

    "Effective Date" shall mean the Effective Date of that certain Ninth Amendment to Eighth Amended and Restated Loan Agreement dated as of November 22, 2006.

    3.  Section 7.8 of the Loan Agreement shall be deleted in its entirety and the following inserted in lieu thereof:

    “7.8 Consolidation or Merger; Acquisition of Assets. Enter into any transaction of merger or consolidation, acquire any other business or corporation, or acquire all or substantially all of the property or assets of any other Person, except the Merger Transaction, and except as permitted by Section 7.5 hereof or except as permitted by Section 8.20 hereof; provided, however, that any such transaction or acquisition permitted by Section 7.5 or Section 8.20 shall only be permitted if such transaction (i) does not cause or result in an Event of Default and (ii) does not cause or result in an event which with notice, lapse of time or both may become an Event of Default hereunder.”

    4.  Section 8.20 of the Loan Agreement shall be deleted in its entirety and the following inserted in lieu thereof:

    “8.20 Change in Ownership. There shall occur any change in the ownership of the capital stock of Borrower, Affiliated Insurers or DGC, except for (a) changes in ownership of stock in DGC which, in the aggregate, for all such changes, do not exceed forty-nine percent (49%) of DGC's outstanding stock, (b) changes in ownership of stock in DGC resulting from conversion of shares of preferred stock in DGC into common stock of DGC or the transfer or assignment of such preferred stock, in the manner contemplated by the Securities Purchase Agreement, (c) changes in ownership of stock in DGC resulting from a public offering of the stock of DGC, (d) changes in ownership of stock in DGC (and indirect changes in ownership of the capital stock of Borrower and the Affiliated Insurers) resulting from the Merger Transaction, or (e) changes in ownership of stock in any Agency Subsidiary or Affiliated Insurer, provided that the ultimate direct or indirect ownership remains with DGC.”

    5.  Section 7.1 of the Loan Agreement shall be amended by deleting therefrom subsections (c) and (d), and inserting in lieu thereof the following:

    “(c) Indebtedness of DGC pursuant to the Bear Stearns Facilities and any guaranty in respect thereof;

    (d) Indebtedness of DGC and a trust formed by DGC pursuant to the Trust Preferred Facility.”

    6.  Section 7.3 of the Loan Agreement shall be deleted in its entirety and the following inserted in lieu thereof:

    “7.3 Guarantees. Guarantee or otherwise in any way become or be responsible for, or permit any Affiliated Insurer to guarantee or otherwise in any way become or be responsible for, the indebtedness or obligations of any other Person, by any means whatsoever, whether by agreement to purchase the indebtedness of any other Person or agreement for the furnishing of funds to any other Person, for the purpose of paying or discharging the indebtedness of any other Person, or otherwise, without the prior written consent of the Required Banks, except for:

    (a)  the endorsement of negotiable instruments by the Borrower, DGC, the Agency Subsidiaries or Affiliated Insurers in the ordinary course of business for collection;

    (b)  the obligation of DGC and the Agency Subsidiaries pursuant to the Fifteenth Amended and Restated Guaranty Agreement dated as of June 30, 2006;

    (c)  the guaranty by DGC of indebtedness of the Agency Subsidiaries permitted under Section 7.1 hereof;

    (d)  the guaranty by DGC of any obligation of any Agency Subsidiaries or Affiliated Insurers;

    (e)  the guaranty by DGC given in connection with the Trust Preferred Facility; and

    (f)  any guaranty given in connection with the Bear Stearns Facilities;

    provided, in each case, such obligation does not cause DGC to be in default under any other provision of this Loan Agreement.”

    7.  Section 7.5 of the Loan Agreement shall be amended by deleting therefrom subsection (e) and inserting in lieu thereof the following:

    “(e) as may occur in connection with the Bear Stearns Facilities; and

    (f) as may occur in connection with the Trust Preferred Facility.”

    8.  Section 6.11 of the Loan Agreement (as set forth in the Sixth Amendment to Eighth Amended and Restated Loan Agreement) shall be deleted in its entirety.

    9.  Section 6.13 of the Loan Agreement (as set forth in the Sixth Amendment to Eighth Amended and Restated Loan Agreement) shall be deleted in its entirety.

    10.  Section 6.16 of the Loan Agreement shall be deleted in its entirety and the following inserted in lieu thereof:

    “6.16 Debt Service Coverage Ratio. Maintain as to DGC as of the end of each fiscal quarter a ratio (the "Debt Service Coverage Ratio") of (a) EBITDA (hereinafter defined) of DGC on a consolidated basis for such quarter and the three (3) preceding fiscal quarters to (b) Debt Service (hereinafter defined) during the same period of four (4) fiscal quarters, of not less than 1.50 to 1.0.

    For purposes of determining compliance with the Debt Service Coverage Ratio, any equity investment made to DGC on or prior to the day that is 15 days after the day on which financial statements are required to be delivered for a fiscal quarter will, at the request of the Borrower, be included in the calculation of EBITDA for the purposes of determining compliance with financial covenants at the end of such fiscal quarter and applicable subsequent periods (any such equity contribution so included in the calculation of EBITDA, a “Specified Equity Contribution”); provided that (a) in each four fiscal quarter period there shall be a period of at least two consecutive fiscal quarters in which no Specified Equity Contribution is made, and (b) the amount of any Specified Equity Contribution shall be no greater than 100% of the amount required to cause the Borrower to be in compliance with the Debt Service Coverage Ratio.

    For purposes hereof, EBITDA shall mean net income plus interest plus taxes plus depreciation plus amortization and shall include (in each case to the extent deducted in determining net income) (i) extraordinary losses and unusual or non-recurring losses, items and charges, (ii) non-cash charges (including non-cash charges related to stock compensation expense), (iii) fees and expenses incurred in connection with the Merger Transaction, the Bear Stearns Facilities and related transactions, (iv) any expenses, premiums or charges incurred in connection with any issuance of debt, equity securities or any refinancing transaction or any amendment or other modification of any debt instrument, (v) any fees and expenses related to permitted acquisitions and (vi) the amount of management, monitoring, consulting and advisory fees and related expenses paid to Fremont Partners III, L.L.C. or any of its affiliates or TPG Gen ParV, L.P. or any of its affiliates.

8

     For purposes hereof, "Debt Service" shall mean the sum of (x) all scheduled principal payments plus paid interest plus accrued interest as to the Loans, (y) preferred stock dividends and (z) the principal amount of scheduled amortization payments on the Bear Stearns Facilities.

    11.  Section 7.9 of the Loan Agreement (as previously amended by the Fourth Amendment to Eighth Amended and Restated Loan Agreement) shall be amended by adding the following language to the end thereof:

    “Also, notwithstanding the foregoing, Borrowers shall be permitted to pay dividends or other distributions to any direct or indirect parent company to permit the payment of principal, interest, fees and other expenses in connection with the Bear Stearns Facilities.”

    12.  Section 7.2 of the Loan Agreement shall be deleted in its entirety and the following inserted in lieu thereof:

“7.2 Mortgages, Liens, Etc. Create, assume or suffer to exist any mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of the assets of Borrower, DGC, any Agency Subsidiary or any Affiliated Insurer, now or hereafter owned, except for:

    (a)  Liens securing payment of the Notes, which shall consist of (i) a first priority lien on the accounts receivable and related collateral described in the Seventh Amended and Restated Security Agreement dated as of October 31, 2002, as amended (the “Accounts Receivable Collateral”) and (ii) a second priority lien on the stock pledged by DGC pursuant to the Seventh Amended and Restated Pledge and Security Agreement dated as of October 31, 2002, as amended (the “Pledged Stock”);

    (b)  Liens securing payment of the Bear Stearns Facilities, which shall include (i) a second priority lien on the Accounts Receivable Collateral, (ii) a first lien on the Pledged Stock, and (iii) a first priority lien on substantially all other assets of Borrower, DGC, any Agency Subsidiary or any Affiliated Insurer; and

    (c)  Permitted Encumbrances.”

    13.  Section 8.2 shall be amended by deleting the period at the end of such section and adding thereto the following:

    “; or DGC shall default, beyond any cure period applicable thereto, in the payment or performance any of its obligations under the Bear Stearns Facilities.”

    III. MISCELLANEOUS

    1.  All terms and provisions of the Loan Agreement, as heretofore amended, which are inconsistent with the provisions of this Amendment are hereby modified and amended to conform hereto; and, as so modified and amended, the Loan Agreement is hereby ratified, approved and confirmed. Except as otherwise may be expressly provided herein, this Amendment shall become effective as of the date set forth in the initial paragraph hereof.

    2.  All references in all Loan Documents (including, but not limited to, the New Notes, the Security Agreement, and the Loan Agreement) to the "Loan Agreement" shall, except as the context may otherwise require, be deemed to constitute references to the Loan Agreement as amended hereby. All references in the Loan Documents (including, but not limited to, the Security Agreement and the Loan Agreement) to the "Notes" shall, except as the context may otherwise require, be deemed to constitute references to the Notes as such term is defined herein.

    3.  This Amendment shall become effective on the date (the “Effective Date”) on which each of the following conditions have been satisfied:

    (a)  The Bear Stearns Facilities shall have been closed with documentation in material compliance with the terms set forth in the Bear Stearns Term Sheet.

    (b)  The Merger Transaction shall have been consummated.

    (c)  An Intercreditor Agreement acceptable to Agent and each of the Banks in their sole discretion between Agent and the collateral agent in respect of the Bear Stearns Facilities (the “Bear Stearns Agent”) shall have been entered into, which shall provide for, among other things, (i) the relative priority of the Banks and the secured parties in respect of the Bear Stearns Facilities as to the collateral securing the respective loans (namely, the Banks shall continue to have a first priority security interest in the collateral described in the Security Agreement, and shall have a second priority security interest in the collateral described in the Pledge and Security Agreement, while the secured parties in respect of the Bear Stearns Facilities shall have a second priority security interest in the collateral described in the Security Agreement and a first priority security interest in all other collateral of DGC and the Borrower, including that described in the Pledge and Security Agreement), and (ii) the existence of a mutual permanent standstill arrangement whereby the Agent and the Bear Stearns Agent are prohibited from taking action as holders of their respective second lien security interests in respect of the assets covered by such second lien security interests without the consent of the respective holder of the first lien security interest until the obligations secured by such first lien security interest have been satisfied in full.

    (d)  The Banks shall have received a transaction fee of .25% of the total principal amount of the Loans outstanding as of the Effective Date.

    4.  Each Bank hereby irrevocably designates and appoints the Agent as the agent of such Bank under the Intercreditor Agreement, and each such Bank irrevocably authorizes the Agent, in such capacity, to execute the Intercreditor Agreement and, upon receipt of the written consent of each of the Banks, to take such action on its behalf under the provisions of the Intercreditor Agreement, and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of the Intercreditor Agreement, together with such other powers as are reasonably incidental thereto.

    5.  MidFirst Bank joins herein solely for the purpose of terminating its Facility Commitment as of the Dated Date and withdrawing, on such date, as a Bank under the Loan Agreement and related documents.

    6.  Regions Bank joins herein solely for the purpose of terminating its Facility Commitment as of the Dated Date and withdrawing, on such date, as a Bank under the Loan Agreement and related documents.

    7.  Exhibit “B” to the Loan Agreement, as set forth in the Eighth Amendment, is hereby deleted in its entirety, and the schedule attached hereto marked Revised Exhibit “B” shall be inserted in lieu thereof.

[SEPARATE SIGNATURE PAGES FOLLOW]

SIGNATURE PAGE

TO

NINTH AMENDMENT TO EIGHTH AMENDED AND RESTATED LOAN AGREEMENT

IN WITNESS WHEREOF, the Borrowers, the Guarantors, the Banks and the Agent have caused this Amendment to be executed by their duly authorized officers, all as of the day and year first above written.

BORROWERS:

DIRECT GENERAL FINANCIAL SERVICES,
 INC., a Tennessee corporation

By: /s/ Brian G. Moore
Brian G. Moore, President

DIRECT GENERAL PREMIUM FINANCE
COMPANY, a Tennessee corporation

By: /s/ Brian G. Moore
Brian G. Moore, President

GUARANTORS:

DIRECT GENERAL CORPORATION,
a Tennessee corporation

By: /s/ William J. Harter
William J. Harter,
Senior Vice-President

DIRECT GENERAL INSURANCE AGENCY,
INC., a Tennessee corporation

By: /s/ William J. Harter
   William J. Harter,
Senior Vice-President

[SIGNATURE PAGE CONTINUED]

Exhibit "B" - 2

DIRECT GENERAL INSURANCE AGENCY,
INC., an Arkansas corporation

By: _/s/ William J. Harter
William J. Harter,
Senior Vice-President

DIRECT GENERAL INSURANCE AGENCY,
INC., a Mississippi corporation

By: /s/ William J. Harter
William J. Harter,
Senior Vice-President

DIRECT GENERAL INSURANCE AGENCY
OF LOUISIANA, INC., a Louisiana corporation

By: /s/ William J. Harter
William J. Harter,
Senior Vice-President

DIRECT GENERAL AGENCY OF
KENTUCKY, INC., a Kentucky corporation

By: /s/ Ronald F. Wilson
Ronald F. Wilson, Secretary

DIRECT ADJUSTING COMPANY, INC.,
a Tennessee corporation

By:/s/ Ronald F. Wilson
Ronald F. Wilson, Secretary

DIRECT ADMINISTRATION, INC.,
a Tennessee corporation

By:/s/ Ronald F. Wilson
Ronald F. Wilson, Secretary

[SIGNATURE PAGE CONTINUED]

Exhibit "B" - 2

DIRECT GENERAL INSURANCE AGENCY,
INC., a Texas corporation

By: /s/ William J. Harter
William J. Harter,
Senior Vice-President

DIRECT GENERAL CONSUMER
PRODUCTS, INC., a Tennessee corporation

                                                    By: /s/ William J. Harter
                               William J. Harter,
                                   Senior Vice-President

BANKS:

                                   FIRST TENNESSEE BANK NATIONAL
                                                   ASSOCIATION

   By:  /s/ Sam Jenkins

   Title:  Senior Vice President

   CAPITAL ONE, N.A.

   By:  /s/ Janet Rack

   Title: Senior Vice President

   U.S. BANK NATIONAL ASSOCIATION

   By:  /s/ Derek Roudebush

   Title: Vice President

   CAROLINA FIRST BANK

   By:  /s/ Charles Chamberlain

   Title: Executive Vice President

JPMORGAN CHASE BANK, N.A.

By:  /s/ Robert Bond

Title: Senior Vice President

[SIGNATURE PAGE CONTINUED]

Exhibit "B" - 2

REGIONS BANK

By:  /s/ Nathan Raines

Title: Senior Vice President

NATIONAL CITY BANK OF KENTUCKY

By:  /s/ Kevin Anderson

Title: Senior Vice President

FIFTH THIRD BANK, N.A. (Tennessee)

By:  /s/ Justin Fontenont

Title: Officer

MIDFIRST BANK

By:  /s/ Shawn Brewer

Title: Vice President

AGENT:

FIRST TENNESSEE BANK NATIONAL
ASSOCIATION

By:  /s/ Sam Jenkins

Title: Executive Vice President

Exhibit "B" - 2

REVISED EXHIBIT "B"

FACILITY COMMITMENTS OF THE BANKS

AS OF THE DATED DATE

Revolving Facility Commitments

First Tennessee Bank National Association	$40,000,000.00*
Capital One	20,000,000.00
U. S. Bank National Association	30,000,000.00
Regions Bank	-0-
Carolina First Bank	15,000,000.00
National City Bank	15,000,000.00
Fifth Third Bank	10,000,000.00
JPMorgan Chase Bank, N.A.	35,000,000.00
MidWest Bank	-0-
TOTAL:	$165,000,000.00

* Includes $30,000,000.00 Swing Line Commitment of First Tennessee Bank National Association.

AS OF JANUARY 1, 2007

Revolving Facility Commitments

First Tennessee Bank National Association	$40,000,000.00*
Capital One	25,000,000.00
U. S. Bank National Association	30,000,000.00
Carolina First Bank	20,000,000.00
National City Bank	20,000,000.00
Fifth Third Bank	15,000,000.00
JPMorgan Chase Bank, N.A.	35,000,000.00
TOTAL:	$185,000,000.00

•	Includes $30,000,000.00 Swing Line Commitment of First Tennessee Bank National Association.

Exhibit "B" - 2

AS OF THE EFFECTIVE DATE

Revolving Facility Commitments

First Tennessee Bank National Association	$40,000,000.00*
Capital One	25,000,000.00
U. S. Bank National Association	30,000,000.00
Carolina First Bank	20,000,000.00
National City Bank	20,000,000.00
Fifth Third Bank	15,000,000.00
JPMorgan Chase Bank, N.A.	35,000,000.00
TOTAL:	$185,000,000.00

•	Includes $30,000,000.00 Swing Line Commitment of First Tennessee Bank National Association.